                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             THE PRESLEY COMPANIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                          [THE PRESLEY COMPANIES LOGO]



                                                                  April 16, 1997

Dear Stockholder:

     This letter accompanies the Proxy Statement for our Annual Meeting of Holders of Series A Common Stock to be held at 3:30 p.m. on Wednesday, May 14, 1997, at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660. We hope that it will be possible for you to attend in person.

     At the meeting, the holders of the Company's Series A Common Stock will be asked to elect two Class A directors and to ratify the Board's selection of auditors. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions about the Company.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully. We also urge you to sign and return your proxy card so that you may vote on these proposals for stockholder action.

                                          Sincerely,

                                          [SIG]

                                          William Lyon
                                          Chairman of the Board

                                          [SIG]

                                          Wade H. Cable
                                          President and Chief
                                          Executive Officer



              19 Corporate Plaza, Newport Beach, California 92660

                          [THE PRESLEY COMPANIES LOGO]

                            ------------------------

                     NOTICE OF ANNUAL MEETING OF HOLDERS OF
                             SERIES A COMMON STOCK

                            To be held May 14, 1997

To the Holders of Series A Common Stock of The Presley Companies:

     The Annual Meeting of Holders of Series A Common Stock of The Presley Companies will be held at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660, on Wednesday, May 14, 1997 at 3:30 p.m., for the following purposes:

          1. To elect two Class A Directors; and

          2. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as the Company's auditors for the fiscal year ending December 31, 1997; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of Series A Common Stock at the close of business on March 27, 1997 will be entitled to vote at the meeting.

                                          By order of the Board of Directors,

                                          [SIG]

                                          Linda L. Foster
                                          Vice President and Corporate Secretary

Newport Beach, California
April 16, 1997

     TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          [THE PRESLEY COMPANIES LOGO]

                            ------------------------

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Series A Directors of the Board of Directors of The Presley Companies ("Presley" or the "Company") for use at the Annual Meeting of Holders of Series A Common Stock (the "Annual Meeting") to be held at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660, on Wednesday, May 14, 1997 at 3:30 p.m. and at any adjournments or postponements thereof. The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned to the Company. Any stockholder giving a proxy has the right to revoke it by giving written notice to the Vice President and Corporate Secretary of the Company at any time prior to the voting, or by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. A holder of record of Series A Common Stock at the close of business on March 27, 1997, if present at the Annual Meeting, may vote in person whether or not he has previously given a proxy. This Proxy Statement and its enclosures are being mailed to the Company's Series A Common stockholders on or about April 16, 1997.

     The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to and to obtain proxies from their principals; the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of Proxy Express, Inc. to assist in the distribution of proxies at an estimated cost of $550 plus certain out-of-pocket expenses.

                                     VOTING

     As of March 27, 1997, the securities of the Company entitled to vote at the Annual Meeting consist of 17,838,535 shares of Series A Common Stock, par value $.01 per share ("Series A Common"). Only holders of record of Series A Common on the books of the Company at the close of business on that date will be entitled to vote at the Annual Meeting, and such stockholders are entitled to one vote for each share of common stock held by such person. All proxies received and not revoked will be voted as directed.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to a capital restructuring approved by the Company's stockholders in 1994, the Company's then outstanding common stock was reclassified into Series A Common, and a new series of common stock ("Series B Common") was subsequently issued to certain of the Company's lenders. (Each share of Series B Common will be convertible to a share of Series A Common from and after May 20, 1997.) As part of the capital restructuring, two series of directors were established, the Series A Directors, to be elected by Series A Common, and the Series B Directors, to be elected by Series B Common; additionally, the Series A Directors were classified into three classes, Class III directors whose initial term expires at the Annual Meeting, and the Class I directors and the Class II directors, whose respective current terms will expire upon the election of successor directors at the annual meetings of holders of Series A Common to be held in 1998 (for the Class I directors) and in 1999 (for the Class II directors).

     Accordingly, only the Class III Series A Directors are to be elected at this Annual Meeting, and to that end, the Board of Directors has nominated and recommended for election as a Class III Series A Director each of the two persons named below, for the term to expire upon the election of a successor Class III Series A Director at the annual meeting of Series A Common stockholders to be held in 2000. To be elected as a director, the nominee must receive the favorable vote of a plurality of the shares represented and entitled to be voted at the Annual Meeting. The candidate receiving the highest number of affirmative votes for each director's position to be elected at the Annual Meeting will be deemed elected to that position. At future Annual Meetings, so long as the Series A Directors of the Company are so classified, the holders of Series A Common will vote only for nominees for the class of Series A Directors whose terms expire at that Annual Meeting. The holders of Series B Common, voting as a separate class, elect the Series B Directors at a separate meeting or by written consent. Holders of Series B Common are not entitled to vote in the election of Series A Directors.

     Since there is no specified percentage of either the outstanding shares or the shares represented at the Annual Meeting required to elect a director, abstentions of voting and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking stockholder action. Unless additional persons are nominated, withholding a vote from a nominee will not adversely affect the election of that nominee. If additional persons are nominated, each vote withheld from a nominee may adversely affect the election of that nominee. The proxies solicited hereby are intended to be voted only for the nominees whose names are listed below, unless otherwise indicated. In the event that a nominee for director is proposed at the Annual Meeting, the proxy may be voted in favor of or against such nominee or any other nominee proposed by the Series A Directors.

     Both of the following nominees are new to Presley's Board and their names were submitted to the Board of Directors by certain holders of Series B Common. The Company has no reason to believe that the nominees will not be available for election to serve their prescribed terms. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve. Any vacancy that occurs in the number of Series A Directors serving as directors during the prescribed terms may be filled only by the vote of a majority of the Series A Directors then in office or, if the Series A Directors fail to fill the vacancy within 60 days of its occurrence, by the vote of a majority of outstanding shares of Series A Common.

                                                                          DIRECTOR
        NAME           AGE              PRINCIPAL OCCUPATION               SINCE
---------------------  ---   -------------------------------------------  --------
Marshall E. Stearns    37    Vice President of The Foothill Group, Inc.      N/A
Ray A. Watt            78    Chairman of the Board of Watt Group, Inc.       N/A

                          OTHER DIRECTORS; COMMITTEES

     In addition to the above persons, the Company's Board of Directors consists of the following Series A Directors and Series B Directors, none of whom are up for election at this Annual Meeting.

SERIES A DIRECTORS

     GENERAL WILLIAM LYON, age 74, was elected director and Chairman of the Board of the Company in 1987. Additionally, General Lyon serves on the Company's Compensation Committee. General Lyon is also the Chairman of the Board and Chief Executive Officer of William Lyon Homes, Inc. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979.

     GENERAL JAMES E. DALTON, USAF (RET.), age 66, was elected to the Board on December 12, 1991. He serves as Chairman of the Company's Audit Committee and is a member of the Stock Option Committee and the Compensation Committee. General Dalton is the President of Logicon R&D Associates, a subsidiary of Logicon Corporation (a defense contractor providing advanced technology systems and services), a position he has held since 1985. He also has served as General Manager of Logicon's Defense Technology Group since 1995.

     WADE H. CABLE, age 48, has served as President and Chief Executive Officer of Presley and has been a director of the Company since 1985. Prior to joining the Company, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations.

     STEVEN B. SAMPLE, age 56, was elected to the Board on December 12, 1991 and is a member of the Company's Audit Committee, the Stock Option Committee and the Compensation Committee. Dr. Sample is the President of the University of Southern California, a position he has held since March 1991. He was the President of the State University of New York at Buffalo from 1982 to 1991. Dr. Sample is a director of Western Atlas, Inc. and the Santa Catalina Island Company.

     MARSHALL E. STEARNS, age 37, is nominated for election to the Board at this Annual Meeting. Mr. Stearns is Managing General Partner of Foothill Partners II, L.P. and Foothill Partners III, L.P., and a Vice President of The Foothill Group, Inc., a wholly owned subsidiary of Norwest Corporation. Prior experience includes development of multi-family real estate.

     RAY A. WATT, age 78, is nominated for election to the Board at this Annual Meeting. Mr. Watt is the Founder and Chairman of the Board of Watt Group, Inc., a commercial and residential real estate development and building company. Mr. Watt has served on the Boards of several civic organizations.

SERIES B DIRECTORS

     GREGORY P. FLYNN, age 40, was elected to the Board on May 20, 1994. He is a Managing Partner of ING Equity Partners, where he has worked since 1994. From 1989 to 1994, Mr. Flynn worked with ING Capital Holdings, a wholly-owned subsidiary of Internationale Nederlanden Groep, a diversified financial services company based in Amsterdam. From 1981 to 1988, Mr. Flynn was employed by The Chase Manhattan Bank. Mr. Flynn is a director of Ladish Company.

     CHARLES FROLAND, age 48, was elected to the Board on September 30, 1995. He is Managing Director of Fixed Income for General Motors Investment Management Corporation where he has worked since June 1995. From 1987 to 1995, Mr. Froland worked with Stanford Management Co.; his prior employment includes Grubb & Ellis Realty Advisors, and other investment and commercial banking firms.

     KAREN S. SANDLER, age 38, was elected to the Board on September 30, 1995. She is Managing General Partner of Foothill Partners II, L.P. and Foothill Partners III, L.P., and a Vice President of The Foothill Group, Inc., a wholly owned subsidiary of Norwest Corporation. Ms. Sandler serves on many lender and creditor committees. Prior to joining Foothill, she worked at Price Waterhouse and Security Pacific Bank.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' FEES

     The Company's Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee, but not a nominating committee. The current members of the Audit Committee are Messrs. Howard P. Allen (a current Series A Director whose term expires at the Annual Meeting and who is not standing for re-election), Dalton and Sample. The Audit Committee monitors the Company's basic accounting policies, reviews audit and management reports and financial releases and makes recommendations regarding the appointment of the independent auditors. The current members of the Compensation Committee are Messrs. Lyon, Allen, Dalton, Flynn, Froland and Sample, and Ms. Sandler. The Compensation Committee deals with salary and incentive compensation policies for officers and executives. The current members of the Stock Option Committee are Messrs. Allen, Dalton, Flynn, Froland and Sample, and Ms. Sandler. The Stock Option Committee administers the stock option program of the Company, determines the persons to whom options are to be granted, and fixes the number of shares to be subject to such options and the other terms of the option agreements, subject to the provisions of the relevant option plan.

     During the year ended December 31, 1996, the Board of Directors held four meetings, the Audit Committee held five meetings, the Stock Option Committee held one meeting, and the Compensation Committee held two meetings. No Series A director attended fewer than 75% of all meetings of the Board of Directors during the fiscal year ended December 31, 1996.

     The Company compensates each of Messrs. Allen, Dalton and Sample (the "Outside Series A Directors") for services performed in his capacity as a director at a rate of $20,000 a year plus $1,000 for each meeting attended. None of the other directors receives any compensation as directors. In addition, each Outside Series A Director is paid $1,000 a year per committee for service on committees of the Board of Directors. If he so elects, each Outside Series A Director is entitled to defer payment of his compensation until his retirement date, at which time he would receive all deferred amounts and all interest accrued thereon. The rate of interest on such deferred compensation is adjusted quarterly and is the prime rate used by the Company's principal corporate lender on the quarterly adjustment date, plus one percent.

     Under the Company's Non-Qualified Retirement Plan for Outside Directors (the "Plan"), each Outside Series A Director of the Company is to receive $2,000 per month beginning on the first day of the month following death, disability or retirement at age 72; or, in the case of an Outside Series A Director who ceases participation in the Plan prior to death, disability or retirement at age 72 but has completed at least ten (10) years of service as a director, eligibility for benefit payments pursuant to the Plan begins on the first day of the month following the latter of (a) the day on which such person attains the age of 65, or (b) the day on which such person's service terminates after completing at least ten (10) years of service as a director. Effective from December 1991, the monthly payments are to continue for the number of months that equals the number of months the Outside Series A Director served as a director of the Company. If a retired Outside Series A Director receiving payments under the Plan resumes his status as a director or becomes an employee of the Company, the payments under the Plan are suspended during the period of such service.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information as to the number of shares of the Series A Common Stock and the Series B Common Stock beneficially owned as of March 27,1997. Holders of Series A Common Stock are entitled to elect six of the nine members of the Company's Board of Directors and holders of Series B Common Stock are currently entitled to elect three members of the Board of Directors. Except for voting as separate classes on the election of directors and certain charter amendments, the shares of Series A Common Stock and Series B Common Stock have the same voting rights. The following table includes information for (a) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each of the directors of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all officers and directors of the Company as a group.

                                                                          AS OF MARCH 21, 1996
                                                                       ---------------------------
                                                                          SHARES        PERCENTAGE
                          NAME AND ADDRESS                             BENEFICIALLY         OF
                         OF BENEFICIAL OWNER                              OWNED         ALL STOCK
                         -------------------                           ------------     ----------
SERIES A COMMON STOCK
General William Lyon.................................................     7,939,589        15.21%
  c/o William Lyon Homes, Inc.
  4490 Von Karman, Newport Beach, CA 92660
Wade H. Cable and Susan M. Cable, Trustees of
  The Cable Family Trust Est. 7-11-88................................       463,527(1)       *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Howard P. Allen and Dixie M. Allen, Trustees of
  the Allen Family Trust Est. 8-7-86.................................           500          *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
General James E. Dalton..............................................         2,000          *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Gregory P. Flynn.....................................................             0         N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Charles Froland......................................................             0         N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Steven B. Sample.....................................................           500          *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Karen S. Sandler.....................................................             0(2)      N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
David M. Siegel and Linda A. Siegel, Trustees of
  the Siegel Family Trust U/D/T Est. 6-20-89.........................       133,479(3)       *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Marshall E. Stearns..................................................             0(2)      N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Lloyd C. Albertson, Jr. and Dorothy K. Albertson,
  Trustees of The Lloyd C. Albertson, Jr. Family
  Trust Est. 6-15-79.................................................       133,479(4)       *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Charles W. Reynolds..................................................         6,001          *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Ray A. Watt..........................................................             0         N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660

                                                                          AS OF MARCH 21, 1996
                                                                       ---------------------------
                                                                          SHARES        PERCENTAGE
                          NAME AND ADDRESS                             BENEFICIALLY         OF
                         OF BENEFICIAL OWNER                              OWNED         ALL STOCK
                         -------------------                           ------------     ----------
Lewis N. Wilmot......................................................        66,714          *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
All directors and officers as a group (17 persons)...................     8,759,646        16.78%

                                                                          AS OF MARCH 27, 1997
                                                                       ---------------------------
                                                                          SHARES        PERCENTAGE
                          NAME AND ADDRESS                             BENEFICIALLY         OF
                         OF BENEFICIAL OWNER                              OWNED         ALL STOCK
                         -------------------                           ------------     ----------
SERIES B COMMON STOCK
Foothill Capital Corporation and The Foothill Group, Inc.............    16,112,470(5)     30.87%
  11111 Santa Monica Blvd., Los Angeles, CA 90025
Pearl Street, L.P....................................................     5,920,362        11.34%
  c/o Goldman, Sachs & Co.
  85 Broad Street, New York, NY 10004
First Plaza Group Trust (Mellon Bank, N.A., acting as trustee as
  directed by General Motors Investment Management Corporation)......     5,099,206         9.77%
  767 Fifth Avenue, New York, NY 10153
International Nederlanden (U.S.) Capital Corporation.................     4,547,269         8.71%
  135 East 57th Street, New York, NY 10022
Continental Stock Transfer & Trust Company, solely in its capacity as trustee for the Whippoorwill/Presley Obligations Trust-1994 under that certain trust agreement dated as of January 11, 1994, and not
  in its individual capacity.........................................     2,677,836         5.13%
  c/o Continental Illinois Commercial Corporation
  231 South LaSalle Street, Chicago, IL 60697
Karen S. Sandler.....................................................             0(2)       N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Marshall E. Stearns..................................................             0(2)       N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660

---------------
 *  Less than 1%

(1) Does not include 6,017 shares directly owned by children of Mr. Cable, as to which shares Mr. Cable disclaims beneficial ownership.

(2) Ms. Sandler and Mr. Stearns are managing general partners of Foothill Partners II, L.P., a Delaware limited partnership that beneficially owns 11,429,878 shares of Series B Common Stock. Series B Common Stock is convertible into a like number of shares of Series A Common Stock under certain circumstances and in any event after May 20, 1997.

(3) Does not include 400 shares directly owned by children and family of Mr. Siegel, as to which shares Mr. Siegel disclaims beneficial ownership, but includes one share owned directly by Mr. Siegel.

(4) Includes one share directly owned by Mr. Albertson.

(5) Although all of these shares are owned directly by Foothill Capital Corporation ("Capital"), Foothill Partners, L.P. ("Partners") has a claim to 2,846,482 of the shares and Foothill Partners II, L.P. ("Partners II") has a claim to 11,429,878 of the shares. The Foothill Group, Inc., the parent of Capital, is one of the general partners of Partners and Partners II and is a wholly owned subsidiary of Norwest Corporation.

     Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to California community property law.

                               PRESLEY MANAGEMENT
EXECUTIVE OFFICERS

     The executive officers of Presley during the last fiscal year and their ages are set forth in the following table. There are no family relationships between any director or executive officer and any other director or executive officer of Presley. Executive officers serve at the discretion of the Board of Directors.

        NAME             AGE                          POSITION
---------------------    ----        ------------------------------------------
General William Lyon       74        Director and Chairman of the Board
Wade H. Cable              48        Director, Chief Executive Officer and
                                     President
David M. Siegel            55        Director, Senior Vice President, Chief
                                     Financial Officer and Treasurer
L.C. Albertson, Jr.        53        Senior Vice President
Mary J. Connelly           45        Senior Vice President
Charles W. Reynolds        51        Senior Vice President
Lewis N. Wilmot            54        Senior Vice President
Nancy M. Harlan            50        Senior Vice President and General Counsel
Linda L. Foster            49        Vice President and Corporate Secretary
W. Douglass Harris         54        Vice President and Corporate Controller
Brian P. McGowan           45        Vice President -- Financial Operations

     GENERAL WILLIAM LYON was elected director and Chairman of the Board of the Company in 1987. Additionally, General Lyon serves on the Company's Compensation Committee. General Lyon is also the Chairman of the Board and Chief Executive Officer of William Lyon Homes, Inc. General Lyon is a retired Major General and was Chief of the Air Force Reserve from 1975 to 1979.

     WADE H. CABLE has served as President and Chief Executive Officer of Presley and has been a director of the Company since 1985. Prior to joining the Company, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations, including two years as an Executive Vice President of Pacific Lighting Real Estate Group and four years as the President of Fredricks Development Company, a residential developer and homebuilder.

     DAVID M. SIEGEL, a Senior Vice President, has been Chief Financial Officer and Treasurer of Presley since February 1985 and was elected to the Board on December 12, 1991. Prior to joining Presley, Mr. Siegel was Executive Vice President and Chief Financial Officer for two homebuilding companies. Mr. Siegel, a certified public accountant, was also a partner with Kenneth Leventhal & Company, Certified Public Accountants, from 1972 to 1978, and has been involved with the real estate development and homebuilding industry for more than 30 years.

     L.C. ALBERTSON, JR., a Senior Vice President of the Company, in September 1996 was named President of the Company's Inland Empire operations in Southern California. Mr. Albertson's prior service at Presley from June 1985 to September 1996 included assignments as President of other operating entities of Presley. From 1982 to 1984, he held the position of President of Barratt Irvine, a real estate development company. Mr. Albertson has been in the real estate development and homebuilding industry for more than 25 years.

     MARY J. CONNELLY, a Senior Vice President, joined the Company in May 1995 as President of the Company's Nevada Region, after eight years' association with Gateway Development -- six of which were served as Managing Partner in Nevada. Ms. Connelly was Vice President -- Finance for Presley's San Diego, California operations from 1985 to 1987, and she has more than 20 years experience in the real estate development and homebuilding industry.

     CHARLES W. REYNOLDS, a Senior Vice President of the Company, currently serves as President of the Company's Arizona Region, a position he has held since July 1987. In addition, and for the six years prior to 1987, Mr. Reynolds held other operational and executive positions at Presley.

     LEWIS N. WILMOT, a Senior Vice President of the Company, currently serves as President of the Company's New Mexico Region, a position he has most recently held since June 1995, and previously held for four years from 1986 through 1989. In addition, Mr. Wilmot has held other operational and executive positions over his 23 years at Presley, and has been involved with the real estate development and homebuilding industry for more than 30 years.

     NANCY M. HARLAN, a Senior Vice President and General Counsel, joined Presley in October 1987 after six years with Pacific Enterprises as Counsel to its Real Estate Development subsidiaries. Ms. Harlan has been involved with the real estate development and homebuilding industry for 20 years.

     LINDA L. FOSTER, Vice President and Corporate Secretary since 1987, has been employed by the Company since 1979 as Corporate Secretary and in other administrative positions. Ms. Foster has been involved with the real estate development and homebuilding industry for more than 15 years.

     W. DOUGLASS HARRIS, Vice President and Corporate Controller, joined the Company in June 1992, after seven years with Shapell Industries, Inc., another major California home builder, as its vice president and corporate controller. Mr. Harris has been involved with the real estate development and homebuilding industry for more than 20 years.

     BRIAN P. MCGOWAN, Vice President -- Financial Operations, joined the Company in July 1995, after ten years with Sunrise Company, a privately held company which develops large scale master-planned country club communities, as its vice president and corporate controller.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and four additional most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996.

                                                                       ANNUAL COMPENSATION
                                                       ---------------------------------------------------
                                                                                            BONUS EARNED
                                                                        BONUS PAID IN          DURING
                                                                        SPECIFIED YEAR     SPECIFIED YEAR
                                                                        BUT EARNED IN        BUT PAYABLE
                                                                        EARLIER YEARS      IN FUTURE YEARS
      NAME AND PRINCIPAL POSITION         YEAR         SALARY($)(1)       ($)(2)(4)           ($)(3)(4)
----------------------------------------  ----         ------------     --------------     ---------------
Wade H. Cable                             1996            399,500            74,988                  0
  Director, Chief Executive               1995            399,500            74,988                  0
  Officer and President                   1994            399,500            74,863            224,967

David M. Siegel                           1996            196,620            37,494                  0
  Director, Senior Vice                   1995            196,620            37,494                  0
  President, Chief Financial              1994            189,953            18,716            112,484
  Officer and Treasurer

L.C. Albertson, Jr.                       1996            196,620            13,739             12,000
  Senior Vice President                   1995            196,620            14,620                  0
                                          1994            196,620            56,108             41,217

Lewis N. Wilmot                           1996            135,904            45,011             10,000
  Senior Vice President                   1995            135,904            45,011                  0
                                          1994            135,904             8,334            135,032

Charles W. Reynolds                       1996            123,728             5,425             61,350
  Senior Vice President                   1995            123,728             5,425                  0
                                          1994            123,728            15,000             16,274

---------------

(1) Includes amounts which the executive would have been entitled to be paid, but which at the election of the executive were deferred by payment into the Company's 401(k) plan ("executive elected deferrals"). The Company makes no contributions for executives into the plan other than executive elected deferrals.

(2) Represents amounts paid in 1996, 1995 or 1994, respectively, under the Company's executive bonus plan or employment agreement with the executive, but which were earned prior to the year of payment.

(3) Represents amounts which were earned in 1996, 1995 or 1994, respectively, under the Company's executive bonus plan or employment agreement with the executive, but which are payable after the year earned under the conditions set forth in that plan and in any employment agreement with the executive.

(4) The 1996 executive bonus plan provides that designated executives receive a percentage of corporate, region or division pre-tax income, according to the employment agreements between the Company and each designated executive. Bonus awards earned with respect to any year are distributed in equal amounts over the following three-year period with no entitlement to payment, in certain instances, if the executive's employment with Presley terminates prior to payment. As of December 31, 1996, Messrs. Cable, Siegel, Albertson, Wilmot and Reynolds had accrued but unpaid bonuses under the executive bonus plan aggregating $74,991, $37,496, $25,739, $55,010 and $66,774, respectively.

EMPLOYMENT CONTRACTS

     The Company has employment agreements with certain officers, including Messrs. Cable, Siegel, Albertson, Wilmot and Reynolds. Each of the agreements provides for a three-year term and also provides for the payment of bonuses which (through 1996) are generally based on the fiscal year pre-tax income of the Company or of a specific region of the Company. Earned bonuses are paid over a three-year period with no entitlement to payment, in certain instances, if the officer's employment with Presley terminates prior to payment. The employment agreements provide that if there is a change of control of the Company, and if, in the cases of Messrs. Cable and Siegel, their employment ceases for any reason or, in the case of each of the other officers, if employment is terminated by the Company other than for cause or if there is a material change in the nature and extent of the duties of such officer, all stock options granted to that officer will vest immediately and the following amounts will be paid to that officer; (i) the salary for the remainder of the three-year contract period (or, if longer, for 12 months); (ii) deferred bonus amounts, as well as bonus accrued through date of termination; and (iii) accrued vacation pay through date of termination.

     During 1996, the base annual compensation of Messrs. Cable, Siegel, Albertson, Wilmot and Reynolds under their respective employment agreements is $399,500, $196,620 (increased to $220,000 effective in 1997), $196,620, $135,904 and $123,728, and the bonuses payable (through 1996) to those individuals are based on the following annual results; for Messrs. Cable and Siegel, 2% and 1%, respectively, of the Company's pre-tax income; for Mr. Albertson, 1% of the pre-tax income of the Southern California Region; for Mr. Wilmot, 2% of the pre-tax income of the Northern California and New Mexico Regions; and for Mr. Reynolds, 3% of the pre-tax income of the Southwest and Arizona Regions.

     Effective on January 1, 1997, the above described employment agreements and bonus arrangements were modified by a revised incentive compensation plan. (See Compensation Committee Report on page 12.)

1991 STOCK OPTION PLAN

     Under the amended 1991 Stock Option Plan of the Company, options to purchase an aggregate of not more than 2,642,000 shares of Series A Common Stock may be granted from time to time to key employees, officers, directors, consultants and advisors of Presley or any of its subsidiaries. The plan is administered by the Stock Option Committee of the Board of Directors. The committee is generally empowered to interpret the plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the employees to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. It is currently anticipated that the per share exercise price for stock options will not be less than 100% of the fair market value of a share of the Series A Common Stock on the date the option is granted. The options will be exercisable for a term determined by the committee, not to exceed ten years from the date of grant or upon a change of control.

     The following table sets forth the information noted for all stock options held at December 31, 1996 by the Chief Executive Officer and the other four executive officers named in the Summary Compensation Table above and by William Lyon, the Chairman of the Board. No stock options were granted or exercised in 1996.

                                         INDIVIDUAL GRANTS
    --------------------------------------------------------------------------------------------
                                                                    EXERCISE
                                                     NUMBER OF        PRICE         EXPIRATION
                         NAME                        OPTIONS(1)     ($/SH)(2)        DATE(1)
                         ----                        ----------     ---------     --------------
    Wade H. Cable..................................    175,000       $ 1.00        May 20, 2000
                                                       175,000         1.00        May 20, 2001
                                                       175,000         1.00        May 20, 2002
    L.C. Albertson, Jr. ...........................     66,666         2.875       May 20, 2000
                                                        66,667         2.875       May 20, 2001
                                                        66,667         2.875       May 20, 2002
    David M. Siegel................................     66,666         1.00        May 20, 2000
                                                        66,667         1.00        May 20, 2001
                                                        66,667         1.00        May 20, 2002
    Lewis N. Wilmot................................     33,333         2.875       May 20, 2000
                                                        33,333         2.875       May 20, 2001
                                                        33,334         2.875       May 20, 2002
    Charles W. Reynolds............................     33,333         2.875       May 20, 2000
                                                        33,333         2.875       May 20, 2001
                                                        33,334         2.875       May 20, 2002
    William Lyon...................................    250,000         2.875       May 20, 2000
                                                       250,000         2.875       May 20, 2001
                                                       250,000         2.875       May 20, 2002

---------------

(1) All the options were granted on May 20, 1994 and cover Series A Common Stock. The options vest and, except for the options held by Messrs. Cable and Siegel, become exercisable, as to one-third of the shares covered thereby at the end of each of the first three years from the date of grant or, if earlier, upon the occurrence of a change of control (as defined in the stock option agreements), and expire five years from the date of vesting.

(2) For Messrs. Cable and Siegel, in connection with approval of the Company's 1997 Incentive Compensation Plan, the Board approved in 1996 repricing of their outstanding stock options from $2.875 to $1.00. Of the originally vested options held by Messrs. Cable and Siegel, 100,000 each remained vested at December 31, 1996, and the balance of their respective options become vested on May 20, 1997. (See Compensation Committee Report on page 12.)

RETIREMENT SAVINGS PLAN

     The Company maintains a trusteed Retirement Savings Plan (the "Savings Plan") which is available to all homebuilding employees who are 18 years old or older and have completed one year of service with the Company. The Company currently makes no contributions to the Savings Plan. The Savings Plan, which has been qualified under Section 401(a) of the Code, permits elective deferrals under Section 401(k) of the Code and permits participants to contribute up to 20% of their pre-tax earnings to the Savings Plan so long as this amount did not exceed $9,500 for 1996.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company has entered into an indemnification agreement with each of its Series A Directors and each of its executive officers named in the Summary Compensation Table above, among others, to provide them with the maximum indemnification allowed under its Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Company, to the extent such indemnification is permitted by the laws of Delaware.

COMPENSATION COMMITTEE REPORT

     In connection with the Company's capital restructuring in 1994, the Company entered into employment contracts with eight executive officers for terms which expire in May 1997. The compensation arrangements currently in effect are being reviewed. The following report summarizes the current arrangements:

     Chief Executive Officer Compensation -- The salary of Wade H. Cable, the chief executive officer ("CEO") of Presley, has not changed since May 16, 1990. Through 1996, the CEO participated in a bonus program, originally established in 1987, that provides for a bonus to the CEO of 2% of the Company pre-tax profits. This bonus is paid, following annual audits, one-third in the year after it is earned, one-third in the second year after it is earned and the final third in the third year after it is earned. The CEO also receives an auto for his use and related auto expenses, a policy that has been in place since 1985.

     Compensation With Respect to Other Executive Officers -- The rate of compensation for the other executive officers has been in effect for varying periods, and was based in part upon the review of a survey of compensation paid by other homebuilders of similar size. Through 1996, the bonuses for six of the eight executive officers were based upon a fixed percentage of the pre-tax profit of the Company or their respective regions, depending upon their job responsibilities. Two executive officers' bonuses were discretionary. The discretionary bonus has been paid in full annually, while the bonus based on pre-tax profits has been paid in three equal annual installments as described above for the CEO.

     Approval of 1997 Incentive Compensation Plan -- Effective on January 1, 1997, the Company's Board of Directors approved a new incentive compensation plan for all of the Company's full-time, salaried employees -- including the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), Executives, Managers, Field Construction Supervisors, and certain other employees. Under the terms of this new plan, the CEO and CFO will be eligible to receive bonuses at the discretion of the Compensation Committee of the Board; in addition, the stock options currently outstanding and held by the CEO and CFO were repriced from $2.875 to $1.00.

     In addition, the 1997 Executive Bonus Plan for 13 Area Managers and designated Executives stipulates annual setting of individual bonus targets, expressed as a percent of each executive's salary, with awards based on performance against business plan goals pertaining to each participant's operating area.

All awards will be prorated downward if the sum of all calculated awards for the entire Company exceeds 20% of the Company's consolidated pre-tax income before bonuses. After completion of the Company's applicable annual audit, awards will be paid out over three years, with 50% paid following the determination of bonus awards, 25% paid one year later, and 25% paid two years later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability. The 1997 bonus target for each of Messrs. Albertson, Wilmot and Reynolds is 50%, 60% and 60%, respectively, of his 1997 salary.

                                          COMPENSATION COMMITTEE

                                          William Lyon
                                          Howard P. Allen
                                          James E. Dalton
                                          Gregory P. Flynn
                                          Charles Froland
                                          Steven B. Sample
                                          Karen S. Sandler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has ever been an officer or employee of the Company, except for Mr. Lyon who has been Chairman of the Board since 1987.

                         COMMON STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total return of the Company, the S & P 500 Index and S & P Homebuilding Index:

        Measurement Period           S&P Homebuilding                           The Presley
      (Fiscal Year Covered)                Index           S&P 500 Index         Companies
      ---------------------          ----------------      -------------        -----------
         12/31/91                           100                 100                 100
         12/31/92                           123                 108                  37
         12/31/93                           162                 118                  32
         12/31/94                            94                 120                  26
         12/31/95                           134                 165                  17
         12/31/96                           122                 203                  11

     The graph above is based upon common stock and index prices calculated as of December 31, for 1991, 1992, 1993, 1994, 1995 and 1996. The base period is
December 31, 1991, on which date the Company's closing common stock price was $10.50 per share. On December 31, 1996 and on March 27, 1997, the Company's common stock closed at $1.125 and $1.00 per share, respectively. The stock price performance of the Company's Series A Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

                                 PROPOSAL NO. 2

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board is seeking stockholder ratification of its selection of Ernst & Young LLP to serve as the Company's auditors for the fiscal year ending December 31, 1997. Abstentions and broker non-votes will have the same effect as negative votes. Kenneth Leventhal & Company, which merged with Ernst & Young LLP in 1995, had served as the Company's auditors since 1987. Between 1984 and 1987, the Company was a subsidiary of Pacific Enterprises (formally Pacific Lighting Corporation) and Kenneth Leventhal & Company audited the Company's books and records in connection with its audit of Pacific Enterprises' real estate operations. In addition, from 1974 through 1984, Kenneth Leventhal & Company served as the Company's auditors. It is anticipated that representatives from Ernst & Young LLP will attend the Annual Meeting with the opportunity to make any statement they may desire to make and will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

     The Company knows of no other matters to be brought before the Annual Meeting. If other matters should come before the Annual Meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                            STOCKHOLDERS' PROPOSALS

     Proposals by stockholders intended to be presented at the next annual meeting in 1997 must be sent in writing to the Vice President and Corporate Secretary of the Company at the Company's principal executive offices and received by November 30, 1997 to be considered for inclusion in the Company's proxy material under the rules of the Securities and Exchange Commission.

                FINANCIAL STATEMENTS; ANNUAL REPORT ON FORM 10-K

     The Company's 1996 Annual Report on Form 10-K, exclusive of exhibits, including financial statements for fiscal year 1996, accompanies this Proxy Statement. Additional copies of the Company's 1996 Annual Report on Form 10-K may be obtained by writing to: The Presley Companies, Attn: Investor Relations, 19 Corporate Plaza, Newport Beach, CA 92660.

PROXY


                             THE PRESLEY COMPANIES

                PROXY FOR ANNUAL MEETING OF HOLDERS OF SERIES A
                           COMMON STOCK TO BE HELD ON
                                  MAY 14, 1997


        The Undersigned hereby constitutes and appoints William Lyon and Wade
H. Cable, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote, as specified herein, with respect to all the shares of Series A Common Stock of The Presley Companies (the "Company"), standing in the name of the undersigned at the close of business on March 27, 1997, at the Annual Meeting of Holders of Series A Common Stock to be held May 14, 1997 and at any and all adjournments or postponements thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)






--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD        Please mark
OF DIRECTORS OF THE PRESLEY COMPANIES                       your vote as  [X]
                                                            indicated in
                                                            this example.

(1) ELECTION OF SERIES A DIRECTORS:     FOR all                WITHHOLD
                                     Nominees listed           AUTHORITY
                                    (except as marked      to vote for all
                                  to the contrary below)  Nominees listed below.
                                          [  ]                     [  ]

    NOMINEES: Howard P. Allen and David M. Siegel

    (INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.)


    -----------------------------------------------------------------------

(2) RATIFICATION OF AUDITORS                          FOR   AGAINST   ABSTAIN
    Ratification of the selection of Ernst & Young    [ ]     [ ]       [ ]
    LLP as the Company's auditors for the fiscal year ending December 31, 1997.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED ABOVE AND FOR RATIFICATION OF AUDITORS.




Signature(s)                                    Dated:             , 1997
              -------------------------------          ------------
IMPORTANT: Please sign exactly as name appears at the left. Each joint owner should sign. Executors, administrators, trustees, etc., should give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                             THE PRESLEY COMPANIES

                     YOUR VOTE IS IMPORTANT TO THE COMPANY



                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE